SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED DECEMBER 26, 2002
(To Prospectus dated December 11, 2002)


                                  CWABS, INC.
                                   Depositor

                         Countrywide Home Loans, Inc.
                                    Seller

                      Countrywide Home Loans Servicing LP
                                Master Servicer


                   Asset-Backed Certificates, Series 2002-6


                              -------------------


------------------------
The Class AV-1              The Class AV-1 Certificates
Certificates represent
obligations of the          o  This supplement relates to the offering of
trust only and do not          the Class AV-1 Certificates of the series
represent an interest          referenced above. This supplement does not
in or obligation of            contain complete information about the
CWABS, Inc.,                   offering of the Class AV-1 Certificates.
Countrywide Home               Additional information is contained in the
Loans, Inc.,                   prospectus supplement dated December 26, 2002,
Countrywide Home Loans         prepared in connection with the offering of
Servicing LP or any of         the offered certificates of the series
their affiliates.              referenced above and in the prospectus of the
                               depositor dated December 11, 2002. You are
This supplement may be         urged to read this supplement, the prospectus
used to offer and sell         supplement and the prospectus in full.
the offered
certificates only if        o  As of December 27, 2004, the certificate
accompanied by the             principal balance of the Class AV1
prospectus supplement          Certificates was approximately $89,666,399.
and the prospectus.
------------------------


Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to market making transactions in the Class AV-1 Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.


January 6, 2005

                               THE MORTGAGE POOL

      As of December 1, 2004 (the "Reference Date"), Loan Group 1 included approximately 546 Mortgage Loans having an aggregate Stated Principal Balance of approximately $114,564,305, and Loan Group 2 included approximately 251 Mortgage Loans having an aggregate Stated Principal Balance of approximately $46,405,331.

      The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.



                                                                        As of December 1, 2004
                                                                 --------------------------------------
                                                                     Loan Group         Loan Group
                                                                         1                  2
                                                                 --------------------------------------
Total Number of Mortgage Loans..................................        546                251
Delinquent Mortgage Loans and Pending Foreclosures at Period
End (1)
      30 -59 days...............................................           2.93%              2.39%
      60 - 89 days..............................................           0.92%              0.80%
      90 days or more (excluding pending foreclosures)..........
                                                                           0.73%              1.99%
                                                                           -----              -----
      Total Delinquencies.......................................           4.58%              5.18%
                                                                           =====              =====
Foreclosures Pending............................................           4.21%              1.59%
                                                                           -----              -----
Total Delinquencies and foreclosures pending....................           8.79%              6.77%
                                                                           =====              =====



---------
(1) As a percentage of the total number of Mortgage Loans as of the Reference Date.

      Forty-eight (48) of the Mortgage Loans in Loan Group 1 have been converted and are, as of the Reference Date, REO loans. Seventeen (17) of the Mortgage Loans in Loan Group 2 have been converted and are, as of the Reference Date, REO loans.

      Certain additional information as to the Mortgage Loans as of the Reference Date is set forth in Exhibit 1 in tabular format. Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                          SERVICING OF MORTGAGE LOANS

The Master Servicer

      Countrywide Home Loans Servicing LP will act as Master Servicer under the Agreement.

Foreclosure and Delinquency Experience

      The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, of credit blemished mortgage loans originated or acquired and serviced by Countrywide Home Loans, Inc. A credit blemished mortgage loan is characterized as delinquent if the borrower has not paid the monthly payment due within one month of the Due Date. The delinquency and foreclosure percentages may be affected by the size and relative lack of seasoning of the servicing portfolio because many of such loans were not outstanding long enough to give rise to some or all of the periods of delinq uency indicated in the chart below. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount, or severity of delinquency or losses on the applicable Mortgage Loans, and no assurances can be given that the delinquency or foreclosure experience presented in the table below will be indicative of such experience on the Mortgage Loans.

      For purposes of the following table:

      o the period of delinquency is based on the number of days payments are contractually past due.

      o certain total percentages and dollar amounts may not equal the sum of the percentages and dollar amounts indicated in the columns due to differences in rounding.

      o the "Foreclosure Rate" is the dollar amount of mortgage loans in foreclosure as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.

      o the "Bankruptcy Rate" is the dollar amount of mortgage loans for which the related borrower has declared bankruptcy as a percentage of the total principal balance of mortga ge loans outstanding as of the date indicated.



                                                        Delinquency and Foreclosure Experience
                                  -----------------------------------------------------------------------------------
                                           As of December 31, 2001                   As of December 31, 2002
                                  ----------------------------------------   ----------------------------------------
                                     Principal Balance        Percentage        Principal Balance      Percentage
                                  ------------------------  --------------   ----------------------  ----------------
Total Portfolio                       $9,081,242,926.99        100.00%         $10,499,524,957.75        100.00%
Delinquency Percentage
      30-59 Days                        $806,843,594.55          8.88%            $776,262,182.66         7.39%
      60-89 Days                         255,443,513.99          2.81              272,447,833.46         2.59
      90+ Days                           103,605,791.49          1.14              112,192,108.56         1.07
                                  ------------------------  --------------   ----------------------  ----------------
      Sub-Total                       $1,165,892,900.03         12.84%          $1,160,902,124.68        11.06%
                                  ------------------------  --------------   ----------------------  ----------------
Foreclosure Rate                        $356,652,093.38          3.93%            $277,872,737.06         2.65%
Bankruptcy Rate                         $232,679,880.26          2.56%            $293,013,840.50         2.79%



                                                        Delinquency and Foreclosure Experience
                                  -----------------------------------------------------------------------------------
                                           As of December 31, 2003                  As of September 30, 2004
                                  ----------------------------------------   ----------------------------------------
                                     Principal Balance        Percentage        Principal Balance      Percentage
                                  ------------------------  --------------   ----------------------  ----------------
Total Portfolio                      $20,666,799,653.23        100.00%         $40,202,778,798.96        100.00%
Delinquency Percentage
      30-59 Days                      $1,237,075,952.99          5.99%          $2,249,305,452.62         5.59%
      60-89 Days                         369,166,558.52          1.79              695,911,786.85         1.73
      90+ Days                           101,415,871.40          0.49              238,615,361.12         0.59
                                  ------------------------  --------------   ----------------------  ----------------
      Sub-Total                       $1,707,658,382.91          8.26%          $3,183,832,600.59         7.92%
                                  ------------------------  --------------   ----------------------  ----------------
Foreclosure Rate                        $322,166,334.41          1.56%            $473,634,378.89         1.18%
Bankruptcy Rate                         $305,504,468.46          1.48%            $412,090,615.40         1.02%



Historically a variety of factors, including the appreciation of real estate values, have limited the loss and delinquency experience on credit blemished mortgage loans. There can be no assurance that factors beyond Countrywide Home Loans, Inc.'s or Countrywide Home Loans Servicing LP's control, such as national or local economic conditions or a downturn in the real estate markets of Countrywide Home Loans, Inc.'s lending areas, will not result in increased delinquencies and foreclosure losses in the future.

                  DESCRIPTION OF THE CLASS AV-1 CERTIFI CATES

      The Class AV-1 Certificates will be entitled to receive interest and principal as described in the Prospectus Supplement under "Description of the Certificates - Distributions."

      As of December 27, 2004 (the "Certificate Date"), the certificate principal balance of the Class AV-1 Certificates was approximately $89,666,399 evidencing a beneficial ownership interest of approximately 56.39% in the Trust Fund. As of the Certificate Date, the Senior Certificates had an aggregate principal balance of $127,649,535 and evidenced in the aggregate a beneficial ownership interest of approximately 80.28% in the Trust Fund. As of the Certificate Date, the Subordinated Offered Certificates had an aggregate principal balance of $31,360,000 and evidenced in the aggregate a beneficial ownership interest of approximately 19.72% in the Trust Fund. For additional information with respect to the Class AV-1 Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

      The December 2004 monthly statement that has been furnished to Certificateholders of record on the most recent Distribution Date is included herein as Exhibit 2.

Revised Modeling Assumptions

      Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations - Decrement Table " has been prepared on the basis of the following assumed characteristics of the Mortgage Loans and the following additional assumptions (collectively, the "Revised Modeling Assumptions"): (i) the Mortgage Loans prepay at the indicated percentage of the related Prepayment Model; (ii) distributions on the Offered Certificates are received, in cash, on the 25th day of each month, commencing in the calendar month following the Reference Date, in accordance with the payment priorities defined herein; (iii) no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the Mortgagors of principal and interest on the mortgage loans occur; (iv) scheduled payments are assumed to be received on the first day of each month commencing in the calendar month following the Reference Date, and prepayments represent payment in full of individual mortgage loans and are assumed to be received on the last day of each month, commencing in the calendar month following the Reference Date and include 30 days' interest thereon; (v) the level of six-month LIBOR remains constant at 2.79% per annum and the level of One-Month LIBOR remains constant at 2.4% per annum; (vi) the Pass-Through Margins for the Offered Certificates remain constant at the rates applicable prior to the Optional Termination Date and are adjusted accordingly on any Distribution Date following the Optional Termination Date; (vii) the Closing Date for the Certificates is January 6, 2005; (viii) the Mortgage Rate for each Adjustable Rate Mortgage Loan is adjusted on its next Adjustment Date (and on subsequent Adjustment Dates, if necessary) to equal the sum of (a) the assumed level of the applicable

Mortgage Index, and (b) the respective Gross Margin (such sum being subject to the applicable periodic adjustment caps and floors and the applicable lifetime adjustment caps and floors), and (ix) except as indicated with respect to the weighted average lives, no optional termination is exercised on the Optional Termination Date.

      For the Fixed Rate Mortgage Loans, the Prepayment Model used in this Prospectus Supplement (the "Prepayment Vector" or "PV") is a prepayment assumption which represents an assumed rate of the prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of mortgage loans. For example, a 23% Prepayment Vector assumes a constant prepayment rate ("CPR") of 2.3% per annum of the then outstanding principal balance of the mortgage loans in the first month of the life of the mortgage loans and an additional 2.3% per annum (i.e., 1/10 of the final per annum rate) in each month thereafter up to and including the tenth month. Beginning in the eleventh month and in each month thereafter during the life of such mortgage loans, a 23% Prepayment Vector assumes a CPR of 23% per annum.

      The other percentages of the Prepayment Vector identified herein assume that the mortgage loans will prepay at rates which start and increase in a similar manner (i.e., 1/10 of the final per annum rate) until they reach such respective percentages of constant rates of prepayment per annum.

      For the Adjustable Rate Mortgage Loans, the Prepayment Model used in this Prospectus Supplement is a prepayment assumption which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. 30% CPR assumes a constant prepayment rate of 30% per annum.

      There is no assurance, however, that prepayments on the Mortgage Loans will conform to any level of either Prepayment Model, and no representation is made that the Mortgage Loans will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates. Other factors affecting prepayment of mortgage loans include changes in obligors' housing needs, job transfers and unemployment. In the case of mortgage loans in general, if prevailing interest rates fall significantly below the interest rates on such mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rates borne by such mortgage loans. Conversely, if prevailing interest rates rise above the interest on such mortgage loans, the rate of prepayment would be expected to decrease.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Decrement Table

      The following table indicates the percentage of the Certificate Date Certificate Principal Balance of the Class AV-1 Certificates that would be outstanding after each of the dates shown at va rious constant percentages of the Prepayment Models and the corresponding weighted average life thereof. The table has been prepared based on the Revised Modeling Assumptions. However, all of the Mortgage Loans may not have the interest rates or remaining terms to maturity described under "Revised Modeling Assumptions" herein and the Mortgage Loans may not prepay at the indicated constant percentages of the Prepayment Models or at any constant percentage.


                        Percent of Certificate Principal Balance Outstanding


   (Percentages of the Prepayment Model)         0%          80%        100%        150%        200%
                                                 --          ---        ----        ----        ----
             Distribution Date
             -----------------
Initial Percent..............................   100         100         100         100         100
December 25, 2005............................   99          75          70          55          40
December 25, 2006............................   99          68          60          43          29
December 25, 2007............................   99          54          46          28          15
December 25, 2008............................   99          44          34          17          7
December 25, 2009............................   98          35          26          11          3
December 25, 2010............................   97          28          19          6           0
December 25, 2011............................   95          22          14          3           0
December 25, 2012............................   93          17          10          1           0
December 25, 2013............................   91          14          8           0           0
December 25, 2014............................   89          11          5           0           0
December 25, 2015............................   87          8           3           0           0
December 25, 2016............................   84          6           2           0           0
December 25, 2017............................   81          4           0           0           0
December 25, 2018............................   78          3           0           0           0
December 25, 2019............................   75          1           0           0           0
December 25, 2020............................   72          0           0           0           0
December 25, 2021............................   68          0           0           0           0
December 25, 2022............................   64          0           0           0           0
December 25, 2023............................   60          0           0           0           0
December 25, 2024............................   55          0           0           0           0
December 25, 2025............................   50          0           0           0           0
December 25, 2026............................   44          0           0           0           0
December 25, 2027............................   38          0           0           0           0
December 25, 2028............................   31          0           0           0           0
December 25, 2029............................   24          0           0           0           0
December 25, 2030............................   16          0           0           0           0
December 25, 2031............................   7           0           0           0           0
December 25, 2032............................   0           0           0           0           0
Weighted Average Life (years)(1).............   19.4        4.4         3.5         2.1         1.4



      ---------
      (1) The weighted average lives of the Offered Certificates are determined by:
            (a) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Distribution Date,
            (b)   adding the results, and
            (c) dividing the sum by the initial respective Certificate Principal Balance for such class of Certificates.

                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

      Prospective investors should consider carefully the income tax consequences of an investment in the Class AV-1 Certificates discussed under the section titled "Global Clearance, Settlement and Tax Documentation Procedures" in Annex B of the Prospectus Supplement and under the sections titled "Material Federal Income Tax Consequences" in the Prospectus Supplement and the Prospectus and should consult their tax advisors with respect to those consequences.

                             ERISA CONSIDERATIONS

      Prospective purchasers of the Class AV-1 Certificates should consider carefully the ERISA consequences of an investment in such Certificates discussed under "ERISA Considerations" in the Prospectus, the Prospectus Supplement and herein, and should consult their own advisors with respect to those consequences. As described in the Prospectus Supplement, the Class AV-1 Certificates may be acquired by a person that is, or is investing on behalf of or with plan assets of, a Plan, if the conditions for application of the Underwriter Exemption described in the Prospectus and Prospectus Supplement, including the requirement that an investing Plan be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended, are met.

                                    RATINGS

      The Class AV-1 Certificates are currently rated "Aaa" by Moody's Investors Service, Inc. and "AAA" by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. See "Ratings" in the Prospectus Supplement.

                            METHOD OF DISTRIBUTION

      The Supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc., Countrywide Home Loans, Inc., and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to market making transactions in the Class AV-1 Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                   EXHIBIT 1


                                           CWABS 2002-6


Summary of Mortgage Loans in Group1
(As of Reference Date)

Total Number of Loans                                           546
Aggregate Principal Balance                            $114,564,305
Average Principal                                          $209,825            $9,443 to $692,650
Weighted Average Mortgage Rate                               7.728%            5.250% to 16.000%
Net Weighted Average Mortgage Rate                           5.843%            1.684% to 15.491%
Weighted Average Original Term (months)                         356               120 to 360
Weighted Average Remaining Term (months)                        332                85 to 338
Weighted Average Original LTV                                82.73%             6.50% to 100.00%
Weighted Average Gross Margin                                6.624%            4.250% to 11.740%
Weighted Average Months to Next Adjustment                        7                 1 to 14
Weighted Average Initial Periodic Cap                        1.895%            1.000% to 3.000%
Weighted Average Subsequent Periodic Cap                     1.422%            1.000% to 3.000%
Weighted Average Maximum Mortgage Rate                      14.463%           11.300% to 20.000%
Weighted Average Minimum Mortgage Rate                       7.665%            5.625% to 13.000%
Weighted Average FICO                                          619



                                                 CWABS 2002-6

                                                LOAN PROGRAMS

                                          Number of                      Aggregate     Percentage of Mortgage
Loan Programs                          Mortgage Loans            Principal Balance      Loans in Loan Group 1
--------------------------------------------------------------------------------------------------------------
2/28 LIB6M                                   216                        48,753,701           42.56
3/27 LIB6M                                   152                        31,681,772           27.65
10Yr Fixed - 2nd                               3                            54,826            0.05
15Yr Fixed                                    11                           623,303            0.54
15Yr Fixed - 2nd                              20                           674,626            0.59
15Yr Fixed - CC                                2                           335,775            0.29
20Yr Fixed - 2nd                               3                            98,639            0.09
30Yr Fixed                                   105                        28,768,664           25.11
30Yr Fixed - CC                               15                         2,876,371            2.51
30/15 Fixed Balloon - 2nd                     19                           696,627            0.61
--------------------------------------------------------------------------------------------------------------

Total                                        546           $           114,564,305          100.00             %
-----------------------------------------------------------------------------------------------------------------



                                          CURRENT PRINCIPAL BALANCES

Range of Current                          Number of                      Aggregate   Percentage of Mortgage
Principal Balance                      Mortgage Loans            Principal Balance   Loans in Loan Group 1
--------------------------------------------------------------------------------------------------------------
$0.01 - $25,000.00                           25                            438,514            0.38
$25,000.01 - $50,000.00                      38                          1,407,116            1.23
$50,000.01 - $75,000.00                      63                          3,856,362            3.37
$75,000.01 - $100,000.00                     58                          4,981,064            4.35
$100,000.01 - $150,000.00                    87                         10,516,789            9.18
$150,000.01 - $200,000.00                    42                          7,128,512            6.22
$200,000.01 - $250,000.00                    17                          3,761,527            3.28
$250,000.01 - $300,000.00                    13                          3,757,026            3.28
$300,000.01 - $350,000.00                    77                         25,042,109           21.86
$350,000.01 - $400,000.00                    55                         20,532,845           17.92
$400,000.01 - $450,000.00                    29                         12,237,242           10.68
$450,000.01 - $500,000.00                    30                         14,241,056           12.43
$500,000.01 - $550,000.00                     7                          3,630,927            3.17
$550,000.01 - $600,000.00                     3                          1,696,567            1.48
$600,000.01 - $650,000.00                     1                            643,998            0.56
$650,000.01 - $700,000.00                     1                            692,650            0.60
--------------------------------------------------------------------------------------------------------------

Total                                        546           $           114,564,305          100.00            %
-----------------------------------------------------------------------------------------------------------------



                                            CURRENT MORTGAGE RATES

                                          Number of                      Aggregate   Percentage of Mortgage
Current Mortgage Rates (%)             Mortgage Loans            Principal Balance   Loans in Loan Group 1
--------------------------------------------------------------------------------------------------------------
5.001 - 5.500                                 1                            464,106            0.41
5.501 - 6.000                                12                          3,614,443            3.15
6.001 - 6.500                                33                         12,509,171           10.92
6.501 - 7.000                                99                         32,656,655           28.51
7.001 - 7.500                                68                         20,374,562           17.78
7.501 - 8.000                                52                         12,265,013           10.71
8.001 - 8.500                                44                          9,613,185            8.39
8.501 - 9.000                                45                          6,646,973            5.80
9.001 - 9.500                                31                          4,112,516            3.59
9.501 - 10.000                               31                          2,621,508            2.29






                                                 CWABS 2002-6

                                            CURRENT MORTGAGE RATES

                                          Number of                      Aggregate   Percentage of Mortgage
Current Mortgage Rates (%)             Mortgage Loans            Principal Balance   Loans in Loan Group 1
--------------------------------------------------------------------------------------------------------------
10.001 - 10.500                              20                          2,008,091            1.75
10.501 - 11.000                              31                          2,336,326            2.04
11.001 - 11.500                              18                          1,482,248            1.29
11.501 - 12.000                              32                          2,192,493            1.91
12.001 - 12.500                               7                            555,681            0.49
12.501 - 13.000                               7                            494,416            0.43
13.001 - 13.500                               4                            252,007            0.22
13.501 - 14.000                               5                            209,229            0.18
14.001 - 14.500                               2                             76,593            0.07
14.501 - 15.000                               1                             32,414            0.03
15.001 - 15.500                               1                             22,880            0.02
15.501 - 16.000                               2                             23,794            0.02
--------------------------------------------------------------------------------------------------------------

Total                                        546           $           114,564,305          100.00             %
-----------------------------------------------------------------------------------------------------------------



                                         MONTHS REMAINING TO MATURITY

                                          Number of                      Aggregate   Percentage of Mortgage
Months Remaining to Maturity           Mortgage Loans            Principal Balance   Loans in Loan Group 1
--------------------------------------------------------------------------------------------------------------
1 - 120                                       3                             54,826            0.05
121 - 180                                    52                          2,330,332            2.03
181 - 300                                     5                            287,138            0.25
301 - 360                                   486                        111,892,009           97.67
----------------------------------------------------------------------------------------------------------------

Total                                       546            $           114,564,305          100.00             %
-----------------------------------------------------------------------------------------------------------------



                                         ORIGINAL LOAN-TO-VALUE RATIOS

Range of Original                         Number of                      Aggregate   Percentage of Mortgage
Loan-to-Value Ratios (%)               Mortgage Loans            Principal Balance   Loans in Loan Group 1
--------------------------------------------------------------------------------------------------------------
0.01 - 50.00                                 15                          1,919,654            1.68
50.01 - 55.00                                 8                          1,625,736            1.42
55.01 - 60.00                                 9                          2,489,853            2.17
60.01 - 65.00                                15                          3,580,999            3.13
65.01 - 70.00                                25                          5,735,825            5.01
70.01 - 75.00                                43                         11,143,526            9.73
75.01 - 80.00                               102                         24,773,056           21.62
80.01 - 85.00                                69                         15,777,164           13.77
85.01 - 90.00                                97                         26,721,509           23.32
90.01 - 95.00                                28                          6,011,556            5.25
95.01 - 100.00                              135                         14,785,427           12.91
--------------------------------------------------------------------------------------------------------------

Total                                       546            $           114,564,305          100.00             %
-----------------------------------------------------------------------------------------------------------------



                                            GEOGRAPHIC DISTRIBUTION

                                          Number of                      Aggregate   Percentage of Mortgage
State                                  Mortgage Loans            Principal Balance   Loans in Loan Group 1
--------------------------------------------------------------------------------------------------------------






                                                 CWABS 2002-6

                                            GEOGRAPHIC DISTRIBUTION

                                          Number of                      Aggregate   Percentage of Mortgage
State                                  Mortgage Loans            Principal Balance   Loans in Loan Group 1
--------------------------------------------------------------------------------------------------------------
Alabama                                       6                            412,786            0.36
Arkansas                                      6                            451,109            0.39
Arizona                                       9                          1,270,962            1.11
California                                  125                         43,687,590           38.13
Colorado                                     21                          5,291,695            4.62
Connecticut                                   6                          1,294,860            1.13
Florida                                      25                          4,759,838            4.15
Georgia                                      12                          1,734,809            1.51
Hawaii                                        1                            325,477            0.28
Iowa                                          3                            183,182            0.16
Idaho                                         2                            151,496            0.13
Illinois                                      9                          1,071,284            0.94
Indiana                                      13                          1,922,455            1.68
Kansas                                        4                            169,283            0.15
Kentucky                                      9                          1,330,422            1.16
Louisiana                                    13                          2,932,891            2.56
Massachusetts                                 6                          1,641,010            1.43
Maryland                                      6                          1,826,173            1.59
Michigan                                     49                          5,760,770            5.03
Minnesota                                     7                          1,327,287            1.16
Missouri                                     17                          2,053,860            1.79
Mississippi                                   7                            560,205            0.49
Montana                                       1                             53,182            0.05
North Carolina                               10                          1,372,529            1.20
Nebraska                                      2                            212,751            0.19
New Jersey                                   16                          4,107,524            3.59
New Mexico                                    6                          1,248,541            1.09
Nevada                                        5                          1,495,428            1.31
New York                                      7                          1,795,563            1.57
Ohio                                         21                          3,033,568            2.65
Oklahoma                                      4                            267,024            0.23
Oregon                                        5                            768,760            0.67
Pennsylvania                                  8                            746,425            0.65
South Carolina                                4                            316,824            0.28
Tennessee                                    15                          3,229,548            2.82
Texas                                        32                          5,161,719            4.51
Utah                                         12                          2,137,081            1.87
Virginia                                     12                          3,042,423            2.66
Washington                                   18                          4,352,157            3.80
Wisconsin                                    11                          1,001,172            0.87
Wyoming                                       1                             62,641            0.05
--------------------------------------------------------------------------------------------------------------

Total                                       546            $           114,564,305          100.00             %
-----------------------------------------------------------------------------------------------------------------



                                           CREDIT BUREAU RISK SCORES

Range of Credit                           Number of                      Aggregate   Percentage of Mortgage
Bureau Risk Scores                     Mortgage Loans            Principal Balance   Loans in Loan Group 1
--------------------------------------------------------------------------------------------------------------
Unknown                                      14                          1,511,106            1.32
781 - 800                                     1                             53,937            0.05
761 - 780                                     2                            575,423            0.50







                                                 CWABS 2002-6

                                           CREDIT BUREAU RISK SCORES

Range of Credit                           Number of                      Aggregate   Percentage of Mortgage
Bureau Risk Scores                     Mortgage Loans            Principal Balance   Loans in Loan Group 1
--------------------------------------------------------------------------------------------------------------
721 - 740                                     7                          1,655,741            1.45
701 - 720                                     3                          1,071,824            0.94
681 - 700                                    24                          6,657,047            5.81
661 - 680                                    43                          9,834,933            8.58
641 - 660                                    62                         14,555,854           12.71
621 - 640                                    95                         19,313,876           16.86
601 - 620                                    99                         22,377,714           19.53
581 - 600                                    66                         13,679,269           11.94
561 - 580                                    54                         11,040,199            9.64
541 - 560                                    44                          7,595,464            6.63
521 - 540                                    20                          3,204,719            2.80
501 - 520                                    12                          1,437,201            1.25
-----------------------------------------------------------------------------------------------------------------

Total                                       546            $           114,564,305          100.00             %
-----------------------------------------------------------------------------------------------------------------



                                                 PROPERTY TYPE

                                          Number of                      Aggregate   Percentage of Mortgage
Property Type                          Mortgage Loans            Principal Balance   Loans in Loan Group 1
--------------------------------------------------------------------------------------------------------------
Single-Family Residence                     398                         84,037,013           73.35
Planned Unit Development                     83                         22,341,183           19.50
Manufactured Housing (1)                     41                          3,722,614            3.25
Low-rise Condominium                         18                          3,161,793            2.76
High-rise Condominium                         2                            700,235            0.61
Two-to Four-Family Units                      4                            601,467            0.53
--------------------------------------------------------------------------------------------------------------

Total                                       546            $           114,564,305          100.00             %
-----------------------------------------------------------------------------------------------------------------
(1): Treated as real property.



                                                 LOAN PURPOSE

                                          Number of                      Aggregate   Percentage of Mortgage
Loan Purpose                           Mortgage Loans            Principal Balance   Loans in Loan Group 1
--------------------------------------------------------------------------------------------------------------
Refinance: Cash Out                          280                        63,962,632           55.83
Purchase                                     211                        40,231,942           35.12
Refinance: No Cash Out                        55                        10,369,731            9.05
--------------------------------------------------------------------------------------------------------------

Total                                        546           $           114,564,305          100.00             %
-----------------------------------------------------------------------------------------------------------------



                                                   OCCUPANCY

                                          Number of                      Aggregate   Percentage of Mortgage
Occupancy Type                         Mortgage Loans            Principal Balance   Loans in Loan Group 1
--------------------------------------------------------------------------------------------------------------
Primary Residence                            535                       113,092,379           98.72
Investor Property                              8                           810,348            0.71
Secondary Residence                            3                           661,577            0.58
--------------------------------------------------------------------------------------------------------------

Total                                        546           $           114,564,305          100.00             %
-----------------------------------------------------------------------------------------------------------------








                                                 CWABS 2002-6

                                             DOCUMENTATION PROGRAM

                                          Number of                      Aggregate   Percentage of Mortgage
Documentation Type                     Mortgage Loans            Principal Balance   Loans in Loan Group 1
--------------------------------------------------------------------------------------------------------------
Full/Alternative                            444                         82,860,424           72.33
Reduced                                      94                         28,749,597           25.09
Simple                                        8                          2,954,284            2.58
--------------------------------------------------------------------------------------------------------------

Total                                       546            $           114,564,305          100.00             %
-----------------------------------------------------------------------------------------------------------------



                                                 GROSS MARGIN

                                          Number of                      Aggregate   Percentage of Mortgage
Gross Margin                           Mortgage Loans            Principal Balance   Loans in Loan Group 1
--------------------------------------------------------------------------------------------------------------
4.001 - 5.000                                11                          3,855,550            4.79
5.001 - 6.000                                75                         22,166,226           27.56
6.001 - 7.000                               146                         35,500,121           44.13
7.001 - 8.000                                62                         11,657,863           14.49
8.001 - 9.000                                34                          3,415,730            4.25
9.001 - 10.000                               22                          2,456,576            3.05
10.001 - 11.000                              12                            936,161            1.16
11.001 - 12.000                               6                            447,245            0.56
--------------------------------------------------------------------------------------------------------------

Total                                       368            $            80,435,472          100.00             %
-----------------------------------------------------------------------------------------------------------------



                                           NEXT RATE ADJUSTMENT DATE

Next Rate                                 Number of                      Aggregate   Percentage of Mortgage
Adjustment Date                        Mortgage Loans            Principal Balance   Loans in Loan Group 1
--------------------------------------------------------------------------------------------------------------
12/04                                         1                             63,978            0.08
01/05                                        46                         12,780,622           15.89
03/05                                         7                            558,171            0.69
04/05                                        26                          2,986,546            3.71
05/05                                        62                          9,716,325           12.08
06/05                                        77                         22,889,792           28.46
08/05                                         1                             17,773            0.02
10/05                                         3                            339,302            0.42
11/05                                        10                          1,849,555            2.30
12/05                                        64                         16,726,391           20.79
01/06                                        69                         12,205,194           15.17
02/06                                         2                            301,824            0.38
--------------------------------------------------------------------------------------------------------------

Total                                       368            $            80,435,472          100.00             %
-----------------------------------------------------------------------------------------------------------------



                                        MONTHS TO NEXT ADJUSTMENT DATE

Number of Months to                       Number of                      Aggregate   Percentage of Mortgage
Next Adjustment Date (Months)          Mortgage Loans            Principal Balance   Loans in Loan Group 1
--------------------------------------------------------------------------------------------------------------
0 - 6                                        219                        48,995,433           60.91
7 - 12                                        77                        18,899,354           23.50
13 - 18                                       72                        12,540,685           15.59






                                                 CWABS 2002-6

                                        MONTHS TO NEXT ADJUSTMENT DATE

Number of Months to                       Number of                      Aggregate   Percentage of Mortgage
Next Adjustment Date (Months)          Mortgage Loans            Principal Balance   Loans in Loan Group 1
==============================================================================================================

Total                                        368           $            80,435,472          100.00             %
-----------------------------------------------------------------------------------------------------------------



                                             MAXIMUM MORTGAGE RATE

                                          Number of                      Aggregate   Percentage of Mortgage
Maximum Mortgage Rates(%)              Mortgage Loans            Principal Balance   Loans in Loan Group 1
--------------------------------------------------------------------------------------------------------------
11.001 - 11.500                               1                            162,509            0.20
12.001 - 12.500                               3                          1,334,635            1.66
12.501 - 13.000                              12                          3,804,388            4.73
13.001 - 13.500                              23                          8,208,562           10.21
13.501 - 14.000                              73                         22,706,940           28.23
14.001 - 14.500                              49                         14,915,884           18.54
14.501 - 15.000                              52                          8,933,305           11.11
15.001 - 15.500                              36                          6,818,473            8.48
15.501 - 16.000                              51                          7,704,373            9.58
16.001 - 16.500                              23                          2,563,179            3.19
16.501 - 17.000                              16                          1,443,624            1.79
17.001 - 17.500                               9                            634,563            0.79
17.501 - 18.000                              12                            701,414            0.87
18.001 - 18.500                               2                            177,888            0.22
18.501 - 19.000                               4                            164,292            0.20
19.501 - 20.000                               2                            161,444            0.20
--------------------------------------------------------------------------------------------------------------

Total                                       368            $            80,435,472          100.00             %
-----------------------------------------------------------------------------------------------------------------



                                           INITIAL PERIODIC RATE CAP

Initial Periodic                          Number of                      Aggregate   Percentage of Mortgage
Rate Cap(%)                            Mortgage Loans            Principal Balance   Loans in Loan Group 1
--------------------------------------------------------------------------------------------------------------
1.000                                          1                           152,272            0.19
1.500                                        238                        58,985,884           73.33
2.000                                          1                            61,749            0.08
3.000                                        128                        21,235,568           26.40
--------------------------------------------------------------------------------------------------------------

Total                                        368           $            80,435,472          100.00             %
-----------------------------------------------------------------------------------------------------------------



                                         SUBSEQUENT PERIODIC RATE CAP

Subsequent                                Number of                      Aggregate   Percentage of Mortgage
Rate Cap(%)                            Mortgage Loans            Principal Balance   Loans in Loan Group 1
--------------------------------------------------------------------------------------------------------------
1.000                                         93                        14,729,840           18.31
1.500                                        269                        64,993,658           80.80
3.000                                          6                           711,974            0.89
--------------------------------------------------------------------------------------------------------------

Total                                        368           $            80,435,472          100.00             %
-----------------------------------------------------------------------------------------------------------------







                                                 CWABS 2002-6

                                             MINIMUM MORTGAGE RATE

                                          Number of                      Aggregate   Percentage of Mortgage
Minimum Mortgage Rates(%)              Mortgage Loans            Principal Balance   Loans in Loan Group 1
--------------------------------------------------------------------------------------------------------------
5.001 - 6.000                                 8                          2,442,762            3.04
6.001 - 7.000                                86                         28,651,693           35.62
7.001 - 8.000                                93                         25,079,921           31.18
8.001 - 9.000                                91                         15,883,562           19.75
9.001 - 10.000                               49                          5,511,508            6.85
10.001 - 11.000                              25                          1,813,116            2.25
11.001 - 12.000                              14                            891,467            1.11
12.001 - 13.000                               2                            161,444            0.20
--------------------------------------------------------------------------------------------------------------

Total                                       368            $            80,435,472          100.00             %
-----------------------------------------------------------------------------------------------------------------



                                           CWABS 2002-6

Summary of Mortgage Loans in Group2
(As of Reference Date)

Total Number of Loans                                            251
Aggregate Principal Balance                              $46,405,331
Average Principal                                           $184,882          $13,077 to $566,451
Weighted Average Mortgage Rate                                7.472%           5.750% to 15.625%
Net Weighted Average Mortgage Rate                            5.911%           2.360% to 15.116%
Weighted Average Original Term (months)                          340              180 to 360
Weighted Average Remaining Term (months)                         315              138 to 338
Weighted Average Original LTV                                 80.18%           24.95% to 100.00%
Weighted Average FICO                                            629              524 to 779



                                                      CWABS 2002-6

                                                      LOAN PROGRAMS

                                          Number of                      Aggregate   Percentage of Mortgage
Loan Programs                          Mortgage Loans            Principal Balance   Loans in Loan Group 2
-------------------------------------------------------------------------------------------------------------
15Yr Fixed                                    9                          1,832,709            3.95
15Yr Fixed - 2nd                             37                          1,100,402            2.37
15Yr Fixed - CC                               5                            736,469            1.59
20Yr Fixed - 2nd                              7                            175,776            0.38
30Yr Fixed                                  137                         35,288,290           76.04
30Yr Fixed - CC                              26                          5,927,886           12.77
30/15 Fixed Balloon                           4                            451,609            0.97
30/15 Fixed Balloon - 2nd                    26                            892,190            1.92
-------------------------------------------------------------------------------------------------------------

Total                                       251            $            46,405,331          100.00            %
-----------------------------------------------------------------------------------------------------------------



                                          CURRENT PRINCIPAL BALANCES

Range of Current                          Number of                      Aggregate   Percentage of Mortgage
Principal Balance                      Mortgage Loans            Principal Balance   Loans in Loan Group 2
-------------------------------------------------------------------------------------------------------------

$0.01 - $25,000.00                           33                            670,239            1.44
$25,000.01 - $50,000.00                      45                          1,557,498            3.36
$50,000.01 - $75,000.00                      25                          1,559,438            3.36
$75,000.01 - $100,000.00                     17                          1,524,806            3.29
$100,000.01 - $150,000.00                    22                          2,730,873            5.88
$150,000.01 - $200,000.00                    10                          1,719,422            3.71
$200,000.01 - $250,000.00                     4                            857,545            1.85
$250,000.01 - $300,000.00                     5                          1,400,607            3.02
$300,000.01 - $350,000.00                    34                         10,998,351           23.70
$350,000.01 - $400,000.00                    25                          9,338,674           20.12
$400,000.01 - $450,000.00                    16                          6,717,937           14.48
$450,000.01 - $500,000.00                    11                          5,192,061           11.19
$500,000.01 - $550,000.00                     3                          1,571,429            3.39
$550,000.01 - $600,000.00                     1                            566,451            1.22
-------------------------------------------------------------------------------------------------------------

Total                                       251            $            46,405,331          100.00            %
-----------------------------------------------------------------------------------------------------------------



                                            CURRENT MORTGAGE RATES

                                          Number of                      Aggregate   Percentage of Mortgage
Current Mortgage Rates (%)             Mortgage Loans            Principal Balance   Loans in Loan Group 2
-------------------------------------------------------------------------------------------------------------
5.501 - 6.000                                 5                          1,480,429            3.19
6.001 - 6.500                                14                          5,325,693           11.48
6.501 - 7.000                                51                         18,395,655           39.64
7.001 - 7.500                                27                          7,684,864           16.56
7.501 - 8.000                                27                          5,186,535           11.18
8.001 - 8.500                                 9                          1,628,763            3.51
8.501 - 9.000                                 9                          1,362,963            2.94
9.001 - 9.500                                12                            810,856            1.75
9.501 - 10.000                               29                          1,964,761            4.23
10.001 - 10.500                               8                            627,504            1.35
10.501 - 11.000                              12                            407,417            0.88
11.001 - 11.500                               6                            221,362            0.48
11.501 - 12.000                              30                            941,738            2.03
12.001 - 12.500                               5                            152,050            0.33
12.501 - 13.000                               4                            124,254            0.27
13.001 - 13.500                               2                             75,648            0.16







                                                 CWABS 2002-6

                                            CURRENT MORTGAGE RATES

                                          Number of                      Aggregate   Percentage of Mortgage
Current Mortgage Rates (%)             Mortgage Loans            Principal Balance   Loans in Loan Group 2
-------------------------------------------------------------------------------------------------------------
15.501 - 16.000                               1                             14,840            0.03
-------------------------------------------------------------------------------------------------------------

Total                                       251            $            46,405,331          100.00            %
-----------------------------------------------------------------------------------------------------------------



                                         MONTHS REMAINING TO MATURITY

                                          Number of                      Aggregate   Percentage of Mortgage
Months Remaining to Maturity           Mortgage Loans            Principal Balance   Loans in Loan Group 2
-------------------------------------------------------------------------------------------------------------
121 - 180                                    81                          5,013,380           10.80
181 - 300                                     7                            175,776            0.38
301 - 360                                   163                         41,216,175           88.82
-------------------------------------------------------------------------------------------------------------

Total                                       251            $            46,405,331          100.00            %
-----------------------------------------------------------------------------------------------------------------



                                        ORIGINAL LOAN-TO-VALUE RATIOS

Range of Original                         Number of                      Aggregate   Percentage of Mortgage
Loan-to-Value Ratios (%)               Mortgage Loans            Principal Balance   Loans in Loan Group 2
-------------------------------------------------------------------------------------------------------------
0.01 - 50.00                                  8                          1,135,739            2.45
50.01 - 55.00                                 4                          1,146,157            2.47
55.01 - 60.00                                 8                          2,575,220            5.55
60.01 - 65.00                                10                          2,003,910            4.32
65.01 - 70.00                                11                          2,040,387            4.40
70.01 - 75.00                                27                          7,758,218           16.72
75.01 - 80.00                                28                          7,505,252           16.17
80.01 - 85.00                                21                          7,028,446           15.15
85.01 - 90.00                                25                          6,287,638           13.55
90.01 - 95.00                                 7                          2,083,113            4.49
95.01 - 100.00                              102                          6,841,250           14.74
-------------------------------------------------------------------------------------------------------------

Total                                       251            $            46,405,331          100.00            %
-----------------------------------------------------------------------------------------------------------------



                                           GEOGRAPHIC DISTRIBUTION

                                          Number of                      Aggregate   Percentage of Mortgage
State                                  Mortgage Loans            Principal Balance   Loans in Loan Group 2
-------------------------------------------------------------------------------------------------------------
Alabama                                       2                             98,156            0.21
Arizona                                      11                            817,045            1.76
California                                   63                         21,292,218           45.88
Colorado                                     12                          1,764,955            3.80
Connecticut                                   3                            741,014            1.60
Florida                                      18                          2,679,411            5.77
Georgia                                       8                            637,867            1.37
Hawaii                                        2                            259,630            0.56
Iowa                                          2                             63,037            0.14
Idaho                                         1                            566,451            1.22
Illinois                                      2                            695,047            1.50
Indiana                                       9                            395,653            0.85
Kentucky                                      5                            716,210            1.54
Louisiana                                     5                            201,821            0.43






                                                 CWABS 2002-6

                                           GEOGRAPHIC DISTRIBUTION

                                          Number of                      Aggregate   Percentage of Mortgage
State                                  Mortgage Loans            Principal Balance   Loans in Loan Group 2
-------------------------------------------------------------------------------------------------------------
Massachusetts                                 5                            948,199            2.04
Maryland                                      1                            486,599            1.05
Michigan                                     10                          1,363,525            2.94
Missouri                                      4                            368,938            0.80
North Carolina                                2                            484,315            1.04
Nebraska                                      1                             24,686            0.05
New Jersey                                    1                            315,708            0.68
Nevada                                        3                            881,514            1.90
New York                                      3                            961,192            2.07
Ohio                                          5                            281,002            0.61
Oklahoma                                      3                             95,086            0.20
Oregon                                       11                          1,080,499            2.33
Pennsylvania                                  3                            544,533            1.17
South Carolina                                1                             25,615            0.06
Tennessee                                     7                            547,305            1.18
Texas                                        20                          3,114,728            6.71
Utah                                          6                            624,731            1.35
Virginia                                      2                            704,253            1.52
Washington                                   16                          2,495,567            5.38
Wisconsin                                     4                            128,822            0.28
-------------------------------------------------------------------------------------------------------------

Total                                       251            $            46,405,331          100.00            %
-----------------------------------------------------------------------------------------------------------------



                                          CREDIT BUREAU RISK SCORES

Range of Credit                           Number of                      Aggregate   Percentage of Mortgage
Bureau Risk Scores                     Mortgage Loans            Principal Balance   Loans in Loan Group 2
-------------------------------------------------------------------------------------------------------------
Unknown                                       1                             27,991            0.06
761 - 780                                     2                             64,709            0.14
741 - 760                                     3                            475,015            1.02
721 - 740                                     5                          1,808,214            3.90
701 - 720                                     4                            787,771            1.70
681 - 700                                    11                          2,549,949            5.49
661 - 680                                    22                          3,540,354            7.63
641 - 660                                    48                          8,596,259           18.52
621 - 640                                    48                          6,939,375           14.95
601 - 620                                    42                          8,147,638           17.56
581 - 600                                    38                          8,463,635           18.24
561 - 580                                    19                          3,953,391            8.52
541 - 560                                     4                            809,742            1.74
521 - 540                                     4                            241,289            0.52
-------------------------------------------------------------------------------------------------------------

Total                                       251            $            46,405,331          100.00            %
-----------------------------------------------------------------------------------------------------------------



                                                PROPERTY TYPE

                                          Number of                      Aggregate   Percentage of Mortgage
Property Type                          Mortgage Loans            Principal Balance   Loans in Loan Group 2
-------------------------------------------------------------------------------------------------------------
Single-Family Residence                     186                         35,071,974           75.58
Planned Unit Development                     35                          8,457,424           18.23
Manufactured Housing (1)                     19                          1,601,340            3.45
Low-rise Condominium                          8                          1,046,809            2.26






                                                 CWABS 2002-6

                                                PROPERTY TYPE

                                          Number of                      Aggregate   Percentage of Mortgage
Property Type                          Mortgage Loans            Principal Balance   Loans in Loan Group 2
-------------------------------------------------------------------------------------------------------------
Two-to Four-Family Units                       3                            227,784            0.49
-------------------------------------------------------------------------------------------------------------

Total                                        251            $            46,405,331          100.00            %
-----------------------------------------------------------------------------------------------------------------
(1): Treated as real property.



                                                 LOAN PURPOSE

                                          Number of                      Aggregate   Percentage of Mortgage
Loan Purpose                           Mortgage Loans            Principal Balance   Loans in Loan Group 2
-------------------------------------------------------------------------------------------------------------
Refinance: Cash Out                          114                        29,366,685           63.28
Purchase                                     106                        10,546,840           22.73
Refinance: No Cash Out                        31                         6,491,806           13.99
-------------------------------------------------------------------------------------------------------------

Total                                        251           $            46,405,331          100.00            %
-----------------------------------------------------------------------------------------------------------------



                                                  OCCUPANCY

                                          Number of                      Aggregate   Percentage of Mortgage
Occupancy Type                         Mortgage Loans            Principal Balance   Loans in Loan Group 2
-------------------------------------------------------------------------------------------------------------
Primary Residence                            249                        45,987,575           99.10
Investor Property                              1                           327,361            0.71
Secondary Residence                            1                            90,395            0.19
-------------------------------------------------------------------------------------------------------------

Total                                        251           $            46,405,331          100.00            %
-----------------------------------------------------------------------------------------------------------------



                                            DOCUMENTATION PROGRAM

                                          Number of                      Aggregate   Percentage of Mortgage
Documentation Type                     Mortgage Loans            Principal Balance   Loans in Loan Group 2
-------------------------------------------------------------------------------------------------------------
Full/Alternative                             201                        32,428,037           69.88
Reduced                                      47                         13,205,033           28.46
Simple                                        3                            772,260            1.66
-------------------------------------------------------------------------------------------------------------

Total                                       251            $            46,405,331          100.00            %
-----------------------------------------------------------------------------------------------------------------


                                   EXHIBIT 2


     THE                                                                                             Distribution Date: 12/27/04
   BANK OF
     NEW
    YORK

101 Barclay St., 8E
New York, NY 10286

Officer:   AnnMarie Cassano                          Countrywide Home Loans
           212-815-8318                            Asset Backed Certificates
Associate: Arthur Rea                                    Series 2002-06
           212-815-4800




                                           Certificateholder Monthly Distribution Summary

---------------------------------------------------------------------------------------------------------------------------
                                              Certificate                         Pass
                                 Class           Rate           Beginning        Through        Principal      Interest
  Class          Cusip        Description        Type            Balance         Rate (%)     Distribution    Distribution
---------------------------------------------------------------------------------------------------------------------------

   AVl         126671UJ3         Senior       Fix-Act/360     104,108,832.91       2.6100    14,442,433.68     233,984.60
   AF1         126671UK0         Senior       Fix-Act/360               0.00       2.3300             0.00           0.00
   AF2         126671UL8         Senior       Fix-30/360                0.00       2.9300             0.00           0.00
   AF3         126671UM6         Senior       Fix-30/360        8,275,382.63       3.6090     3,548,247.05      24,888.21
   AF4         126671UN4         Senior       Fix-30/360       11,482,000.00       4.6160             0.00      44,167.43
   AF5         126671UP9         Senior       Fix-30/360       11,774,000.00       5.8450             0.00      57,349.19
   AF6         126671UQ7         Senior       Fix-30/360       10,000,000.00       4.7670             0.00      39,725.00
    M1         126671UR5         Senior       Fix-Act/360      12,740,000.00       3.2800             0.00      35,983.42
    M2         126671US3         Senior       Fix-Act/360       9,800,000.00       4.2800             0.00      36,118.44
    B          126671UT1         Senior       Fix-Act/360       8,820,000.00       5.9300             0.00      45,038.35
    P          126671WS1         Senior       Fix-30/360              100.00       0.0000             0.00      95,571.01
    C          126671WR3        Strip IO      Fix-30/360      178,960,316.54       0.0000             0.00     302,960.17
    AR         126671VD5         Senior       Fix-30/360                0.00       0.0000             0.00           0.00

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

Totals                                                        177,000,315.54                 17,990,680.73     915,785.82

---------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------
                                                        Current                      Cumulative
                                       Total            Realized       Ending        Realized
  Class          Cusip             Distribution         Losses         Balance       Losses
-----------------------------------------------------------------------------------------------

   AVl         126671UJ3          14,676,418.28           0.00     89,666,399.23        0.00
   AF1         126671UK0                   0.00           0.00              0.00        0.00
   AF2         126671UL8                   0.00           0.00              0.00        0.00
   AF3         126671UM6           3,573,135.27           0.00      4,727,135.58        0.00
   AF4         126671UN4              44,167.43           0.00     11,482,000.00        0.00
   AF5         126671UP9              57,349.19           0.00     11,774,000.00        0.00
   AF6         126671UQ7              39,725.00           0.00     10,000,000.00        0.00
    M1         126671UR5              35,983.42           0.00     12,740,000.00        0.00
    M2         126671US3              36,118.44           0.00      9,800,000.00        0.00
    B          126671UT1              45,038.35           0.00      8,820,000.00        0.00
    P          126671WS1              95,571.01           0.00            100.00        0.00
    C          126671WR3             302,960.17           0.00    160,969,635.81        0.00
    AR         126671VD5                   0.00           0.00              0.00        0.00

-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

Totals                            18,906,466.56           0.00    159,009,634.81        0.00

---------------------------------------------------------------------------------------------


For Class C the interest distribtuion includes $3.40 investment earning from the fixed carryover reserve fund.


     THE                                                                                             Distribution Date: 12/27/04
   BANK OF
     NEW
    YORK

101 Barclay St., 8E
New York, NY 10286

Officer:   AnnMarie Cassano                          Countrywide Home Loans
           212-815-8318                            Asset Backed Certificates
Associate: Arthur Rea                                    Series 2002-06
           212-815-4800




                                                   Principal Distribution Detail

---------------------------------------------------------------------------------------------------------------------------
                              Original         Beginning        Scheduled                      Unscheduled         Net
                             Certificate      Certificate       Principal        Accretion      Principal      Principal
  Class          Cusip         Balance          Balance        Distribution      Principal     Adjustments    Distribution
---------------------------------------------------------------------------------------------------------------------------

   AVl        126671UJ3    267,910,000.00   104,108,832.91   14,442,433.68           0.00          0.00       14,442,433.68
   AF1        126671UK0     31,054,000.00             0.00            0.00           0.00          0.00                0.00
   AF2        126671UL8      9,099,000.00             0.00            0.00           0.00          0.00                0.00
   AF3        126671UM6     18,341,000.00     8,275,382.63    3,548,247.05           0.00          0.00        3,548,247.05
   AF4        126671UN4     11,482,000.00    11,482,000.00            0.00           0.00          0.00                0.00
   AFS        126671UP9     11,774,000.00    11,774,000.00            0.00           0.00          0.00                0.00
   AF6        126671UQ7     10,000,000.00    10,000,000.00            0.00           0.00          0.00                0.00
    M1        126671UR5     12,740,000.00    12,740,000.00            0.00           0.00          0.00                0.00
    M2        126671US3      9,800,000.00     9,800,000.00            0.00           0.00          0.00                0.00
    B         126671UT1      8,820,000.00     8,820,000.00            0.00           0.00          0.00                0.00
    P         126671WS1            100.00           100.00            0.00           0.00          0.00                0.00
    C         126671WR3    392,000,200.00   178,960,316.54            0.00           0.00          0.00                0.00
    AR        126671VD5            100.00             0.00            0.00           0.00          0.00                0.00

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------


  Totals                   391,020,200.00   177,000,315.54   17,990,680.73           0.00          0.00       17,990,680.73

-----------------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------
                            Current           Ending               Ending
                            Realized        Certificate         Certificate
  Class         Cusip        Losses           Balance              Factor
-------------------------------------------------------------------------------

   AVl        126671UJ3         0.00         89,666,399.23       0.33468851193
   AF1        126671UK0         0.00                  0.00       0.00000000000
   AF2        126671UL8         0.00                  0.00       0.00000000000
   AF3        126671UM6         0.00          4,727,135.58       0.25773597830
   AF4        126671UN4         0.00         11,482,000.00       1.00000000000
   AF5        126671UP9         0.00         11,774,000.00       1.00000000000
   AF6        126671UQ7         0.00         10,000,000.00       1.00000000000
    M1        126671UR5         0.00         12,740,000.00       1.00000000000
    M2        126671US3         0.00          9,800,000.00       1.00000000000
    B         126671UT1         0.00          8,820,000.00       1.00000000000
    P         126671WS1         0.00                100.00       1.00000000000
    C         126671WR3         0.00        160,969,635.81       0.41063661654
    AR        126671VD5         0.00                  0.00       0.00000000000

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------


  Totals                        0.00        159,009,634.81

-------------------------------------------------------------------------------



     THE                                                                                             Distribution Date: 12/27/04
   BANK OF
     NEW
    YORK

101 Barclay St., 8E
New York, NY 10286

Officer:   AnnMarie Cassano                          Countrywide Home Loans
           212-815-8318                            Asset Backed Certificates
Associate: Arthur Rea                                    Series 2002-06
           212-815-4800




                                                    Interest Distribution Detail

---------------------------------------------------------------------------------------------------------------------------
                  Beginning         Pass         Accrued             Cumulative                 Total               Net
                 Certificate       Through       Optimal               Unpaid      Deferred    Interest         Prepayment
  Class            Balance         Rate (%)      Interest             Interest     Interest      Due           Int Shortfall
---------------------------------------------------------------------------------------------------------------------------

      AVl       104,108,832.91     2.610000     233,984.60              0.00         0.00    233,984.60             0.00
      AFl                 0.00     2.330000           0.00              0.00         0.00          0.00             0.00
      AF2                 0.00     2.930000           0.00              0.00         0.00          0.00             0.00
      AF3         8,275,382.63     3.609000      24,888.21              0.00         0.00     24,888.21             0.00
      AF4        11,482,000.00     4.616000      44,167.43              0.00         0.00     44,167.43             0.00
      AF5        11,774,000.00     5.845000      57,349.19              0.00         0.00     57,349.19             0.00
      AF6        10,000,000.00     4.767000      39,725.00              0.00         0.00     39,725.00             0.00
      M1         12,740,000.00     3.280000      35,983.42              0.00         0.00     35,983.42             0.00
      M2          9,800,000.00     4.280000      36,118.44              0.00         0.00     36,118.44             0.00
       B          8,820,000.00     5.930000      45,038.35              0.00         0.00     45,038.35             0.00
       P                100.00     0.000000           0.00              0.00         0.00          0.00             0.00
       C        178,960,316.54     0.000000           0.00              0.00         0.00          0.00             0.00
      AR                  0.00     0.000000           0.00              0.00         0.00          0.00             0.00

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

    Totals      177,000,315.54                  517,254.64              0.00         0.00    517,254.64             0.00

-----------------------------------------------------------------------------------------------------------------------------


---------------------------------------------
                Unscheduled
                 Interest          Interest
     Class      Adjustment           Paid
---------------------------------------------
      AVl               0.00       233,984.60
      AFl               0.00             0.00
      AF2               0.00             0.00
      AF3               0.00        24,888.21
      AF4               0.00        44,167.43
      AF5               0.00        57,349.19
      AF6               0.00        39,725.00
      M1                0.00        35,983.42
      M2                0.00        36,118.44
       B                0.00        45,038.35
       P                0.00        95,571.01
       C                0.00       302,960.17
      AR                0.00             0.00

---------------------------------------------

---------------------------------------------

    Totals              0.00       915,785.82

---------------------------------------------



     THE                                                                                             Distribution Date: 12/27/04
   BANK OF
     NEW
    YORK

101 Barclay St., 8E
New York, NY 10286

Officer:   AnnMarie Cassano                          Countrywide Home Loans
           212-815-8318                            Asset Backed Certificates
Associate: Arthur Rea                                    Series 2002-06
           212-815-4800




                                                    Current Payment Information
                                                         Factors per $1,000

-----------------------------------------------------------------------------------------------------------------------------------
               Original     Beginning Cert.                                         Ending Cert.            Pass
             Certificate        Notional         Principal       Interest             Notional            Through
    Class        Cusi           Balance           Balance      Distribution         Distribution          Balance        Rate
-----------------------------------------------------------------------------------------------------------------------------------

     AVl      126671UJ3     267,910,000.00      388.596293191    53.907781258          0.873370169      334.688511933    2.610000
     AFl      126671UK0      31,054,000.00        0.000000000     0.000000000          0.000000000        0.000000000    2.330000
     AF2      126671UL8       9,099,000.00        0.000000000     0.000000000          0.000000000        0.000000000    2.930000
     AF3      126671UM6      18,341,000.00      451.195825262   193.459846958          1.356971444      257.735978304    3.609000
     AF4      126671UN4      11,482,000.00    1,000.000000000     0.000000000          3.846666667    1,000.000000000    4.616000
     AF5      126671UP9      11,774,000.00    1,000.000000000     0.000000000          4.870833333    1,000.000000000    5.845000
     AF6      126671UQ7      10,000,000.00    1,000.000000000     0.000000000          3.972500000    1,000.000000000    4.767000
     M1       126671UR5      12,740,000.00    1,000.000000000     0.000000000          2.824444444    1,000.000000000    3.280000
     M2       126671US3       9,800,000.00    1,000.000000000     0.000000000          3.685555556    1,000.000000000    4.280000
      B       126671UT1       8,820,000.00    1,000.000000000     0.000000000          5.106388889    1,000.000000000    5.930000
      P       126671WS1             100.00    1,000.000000000     0.000000000    955,710.100000000    1,000.000000000    0.000000
      C       126671WR3     392,000,200.00      456.531186821     0.000000000          0.772857177      410.636616537    0.000000
     AR       126671VD5             100.00        0.000000000     0.000000000          0.000000000        0.000000000    0.000000

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

   Totals                   391,020,200.00      452.662843352    46.009594210          2.342042227      406.653249142

-----------------------------------------------------------------------------------------------------------------------------------


     THE
   BANK OF
     NEW
    YORK

101 Barclay St., 8E
New York, NY 10286

Officer:   AnnMarie Cassano                          Countrywide Home Loans
           212-815-8318                            Asset Backed Certificates
Associate: Arthur Rea                                    Series 2002-06
           212-815-4800


---------------------------------------------------------------
Pool Level Data

Distribution Date                                    12/27/04
Cut-off Date                                         12/ 1/02
Determination Date                                   12/ 1/04

Accrual Period 30/360                    Begin       11/ 1/04
                                         End         12/ 1/04
Number of Days in 30/360 Accrual Period                    30
Accrual Period Actual Days               Begin       11/26/04
                                         End         12/27/04
Number of Days in Actual Accrual Period                    31

-------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------------------------------
                    Collateral Information                          Group 1                 Group 2                   Total

Cut-Off Date Balance                                              292,000,100.00           100,000,100.00           392,000,200.00

Beginning Aggregate Pool Stated Principal Balance                 129,018,846.68            49,941,469.86           178,960,316.54
Ending Aggregate Pool Stated Principal Balance                    114,564,304.58            46,405,331.23           160,969,635.81

Beginning Aggregate Loan Count                                               610                      271                      881
Loans Paid Off or Otherwise Removed Pursuant to PSA                           64                       20                       84
Ending Aggregate Loan Count                                                  546                      251                      797

Beginning Weighted Average Loan Rate (WAC)                             7.756068%                7.494640%                7.683113%
Ending Weighted Average Loan Rate (WAC)                                7.728035%                7.471948%                7.654209%

Beginning Net Weighted Average Loan Rate                               5.888099%                5.981472%                5.914156%
Ending Net Weighted Average Loan Rate                                  5.862493%                5.967687%                5.892819%

Weighted Average Maturity (WAM) (Months)                                     331                      314                      326

Servicer Advances                                                      93,789.57                33,934.87               127,724.44

Aggregate Pool Prepayment                                          14,275,782.63             2,975,292.06            17,251,074.69
Pool Prepayment Rate (CPR)                                               75.7213                  58.0371                  71.6450

-----------------------------------------------------------------------------------------------------------------------------------


     THE
   BANK OF
     NEW
    YORK

101 Barclay St., 8E
New York, NY 10286
Officer:   AnnMarie Cassano                          Countrywide Home Loans
           212-815-8318                            Asset Backed Certificates
Associate:  Arthur Rea                                   Series 2002-06
           212-815-4800



-------------------------------------------------------------------------------------------------------------------------------
              Delinquency Information                     Group 1                                   Group 2
-------------------------------------------------------------------------------------------------------------------------------

            30-59 Days         Balance         1,308,718.74            1.142344%            926,904.38            1.997409%
                               # of loans                16            2.930403%                     6            2.390438%

            60-89 Days         Balance           641,787.44            0.560198%             52,322.29            0.112751%
                               # of loans                 5            0.915751%                     2            0.796813%

            90+ Days           Balance           532,293.38            0.464624%            526,455.18            1.134471%
                               # of loans                 4            0.732601%                     5            1.992032%

            Total              Balance         2,482,799.56            2.167167%          1,505,681.85            3.244631%
                               # of loans                25            4.578755%                    13            5.179283%

-------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------
              Delinquency Information                        Total
--------------------------------------------------------------------------------------

            30-59 Days         Balance           2,235,623.12             1.388848%
                               # of loans                  22             2.760351%

            60-89 Days         Balance             694,109.73             0.431205%
                               # of loans                   7             0.878294%

            90+ Days           Balance           1,058,748.56             0.657732%
                               # of loans                   9             1.129235%

            Total              Balance           3,988,481.41             2.477785%
                               # of loans                  38             4.767880%

--------------------------------------------------------------------------------------





--------------------------------------------------------------------------------------------------------------------------------
              Foreclosure Information                     Group 1                                   Group 2
--------------------------------------------------------------------------------------------------------------------------------

            30-59 Days         Balance                 0.00            0.000000%                  0.00            0.000000%
                               # of loans                 0            0.000000%                     0            0.000000%

            60-89 Days         Balance           167,284.71            0.146018%                  0.00            0.000000%
                               # of loans                 3            0.549451%                     0            0.000000%

            90+ Days           Balance         4,408,489.11            3.848048%            493,274.76            1.062970%
                               # of loans                20            3.663004%                     4            1.593625%

            Total              Balance         4,575,773.82            3.994066%            493,274.76            1.062970%
                               # of loans                23            4.212454%                     4            1.593625%

--------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------
              Foreclosure Information                        Total
--------------------------------------------------------------------------------------

            30-59 Days         Balance                   0.00             0.000000%
                               # of loans                   0             0.000000%

            60-89 Days         Balance             167,284.71             0.103923%
                               # of loans                   3             0.376412%

            90+ Days           Balance           4,901,763.87             3.045148%
                               # of loans                  24             3.011292%

            Total              Balance           5,069,048.58             3.149071%
                               # of loans                  27             3.387704%

--------------------------------------------------------------------------------------


     THE
   BANK OF
     NEW
    YORK

101 Barclay St., 8E
New York, NY 10286

Officer:   AnnMarie Cassano                          Countrywide Home Loans
           212-815-8318                            Asset Backed Certificates
Associate: Arthur Rea                                    Series 2002-06
           212-815-4800




--------------------------------------------------------------------------------------------------------------------------------
               Bankruptcy Information                     Group 1                                   Group 2
--------------------------------------------------------------------------------------------------------------------------------

            30-59 Days         Balance            83,725.11            0.073081%             67,150.60            0.144704%
                               # of loans                 1            0.000000%                     1            0.000000%

            60-89 Days         Balance            50,414.57            0.044005%             20,270.95            0.043682%
                               # of loans                 1            0.000000%                     1            0.000000%

            90+ Days           Balance         1,843,667.99            1.609287%            749,862.35            1.615897%
                               # of loans                13            0.000000%                     5            0.000000%

            Total              Balance         1,977,807.67            1.726373%            837,283.90            1.804284%
                               # of loans                15            0.000000%                     7            0.000000%

--------------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------
               Bankruptcy Information                         Total
---------------------------------------------------------------------------------------

            30-59 Days         Balance              150,875.71             0.093729%
                               # of loans                    2             0.250941%

            60-89 Days         Balance               70,685.52             0.043912%
                               # of loans                    2             0.250941%

            90+ Days           Balance            2,593,530.34             1.611192%
                               # of loans                   18             2.258469%

            Total              Balance            2,815,091.57             1.748834%
                               # of loans                   22             2.760351%

---------------------------------------------------------------------------------------





--------------------------------------------------------------------------------------------------------------------------------
                  REO Information                        Group 1                                   Group 2
--------------------------------------------------------------------------------------------------------------------------------

            30-59 Days         Balance                 0.00            0.000000%                  0.00            0.000000%
                               # of loans                 0            0.000000%                     0            0.000000%

            60-89 Days         Balance                 0.00            0.000000%                  0.00            0.000000%
                               # of loans                 0            0.000000%                     0            0.000000%

            90+ Days           Balance         2,816,538.40            2.458478%          1,147,065.52            2.471840%
                               # of loans                17            0.000000%                     7            0.000000%

            Total              Balance         2,816,538.40            2.458478%          1,147,065.52            2.471840%
                               # of loans                17            0.000000%                     7            0.000000%

--------------------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------
                  REO Information                          Total
-------------------------------------------------------------------------------------

            30-59 Days         Balance                  0.00             0.000000%
                               # of loans                  0             0.000000%

            60-89 Days         Balance                  0.00             0.000000%
                               # of loans                  0             0.000000%

            90+ Days           Balance          3,963,603.92             2.462330%
                               # of loans                 24             3.011292%

            Total              Balance          3,963,603.92             2.462330%
                               # of loans                 24             3.011292%

-------------------------------------------------------------------------------------


     THE
   BANK OF
     NEW
    YORK

101 Barclay St., 8E
New York, NY 10286
Officer:   AnnMarie Cassano                          Countrywide Home Loans
           212-815-8318                            Asset Backed Certificates
Associate:  Arthur Rea                                   Series 2002-06
           212-815-4800




------------------------------------------------------------------------------
                       Aggregate Book Value / Loss Info
==============================================================================

                                                      Group 1        Group 2
                                                      -------        -------

Book Value of all REO Loans                              0.00           0.00
Percentage of Total Pool Balance                    0.000000%      0.000000%

Current Realized Losses                             61,393.35           0.00
Additional (Gains)/Losses                              147.95      56,731.29
Cumulative Losses                                  138,347.29     220,203.50

------------------------------------------------------------------------------



------------------------------------------------------------------------------
                        Credit Enhancement Information
==============================================================================
Protection                                          Original          Current

Bankruptcy Loss                                         0.00             0.00
Bankruptcy Percentage                              0.000000%        0.000000%
Credit/Fraud Loss                                       0.00     3,920,002.00
Credit/Fraud Loss Percentage                       0.000000%        2.435243%
Special Hazard Loss                                     0.00             0.00
Special Hazard Loss Percentage                     0.000000%        0.000000%

------------------------------------------------------------------------------

     THE
   BANK OF
     NEW
    YORK

101 Barclay St., 8E
New York, NY 10286

Officer:   AnnMarie Cassano                          Countrywide Home Loans
           212-815-8318                            Asset Backed Certificates
Associate: Arthur Rea                                    Series 2002-06
           212-815-4800


------------------------------------------------------------------------------
                          Class Subordination Levels
==============================================================================

Class                                               Original          Current
-----                                               --------          -------

Class A                                       391,020,200.00   159,009,634.81
Class A Percentage                               100.000000%      100.000000%

------------------------------------------------------------------------------

     THE
   BANK OF
     NEW
    YORK

101 Barclay St., 8E
New York, NY 10286

Officer:   AnnMarie Cassano                          Countrywide Home Loans
           212-815-8318                            Asset Backed Certificates
Associate: Arthur Rea                                    Series 2002-06
           212-815-4800




       ---------------------------------------------------------------------
            Certificate Account - Deposits
       ---------------------------------------------------------------------

       Beginning Balance                                         0.00

       Payments of Interest and Principal               18,639,504.36
       Liquidation Proceeds                                514,049.89
       All Other Proceeds                                        0.00
       Other Amounts                                             0.00
                                                        -------------

       Total Deposits                                   19,153,554.25

       ---------------------------------------------------------------------
           Certificate Account- Withdrawals

       Reimbursement of Servicer Advances                        0.00
       Payment of Master Servicer Fees                      59,191.62
       Payment of Sub Servicer Fees                         10,442.97
       Payment of Other Fees                                10,442.97
       Payment of Insurance Premium(s)                           0.00
       Payment of Personal Mortgage Insurance              177,453.10
       Other Permitted Withdrawals per the PSA                   0.00
       Payment of Principal and Interest                18,906,466.56
                                                        -------------

       Total Withdrawals                                19,163,997.22

       Ending Balance                                           -0.00

     ---------------------------------------------------------------------

     THE
   BANK OF
     NEW
    YORK

101 Barclay St., 8E
New York, NY 10286

Officer:   AnnMarie Cassano                          Countrywide Home Loans
           212-815-8318                            Asset Backed Certificates
Associate: Arthur Rea                                    Series 2002-06
           212-815-4800



------------------------------------------------------------------------------------------------------------------
                                         PPIS/Compensating Interest Detail
==================================================================================================================

                                                                       Group 1                          Group 2
                                                                       -------                          -------

Total Gross Prepayment Interest Shortfall                            13,250.98                         2,124.19
Compensation for Gross PPIS from Servicing Fees                      13,250.98                         2,124.19
Other Gross PPIS Compensation                                             0.00                             0.00
-----------------------------------------------                      ---------                         --------

Total Net PPIS (Non-Supported PPIS)                                       0.00                             0.00

------------------------------------------------------------------------------------------------------------------




------------------------------------------------------------------------------
                           Reserve Fund Information
==============================================================================

                                                Principal Reserve Fund
                                                ----------------------

Beginning Balance                                                 0.00
Deposits                                                          0.00
Accrued Interest                                                  0.00
Withdrawals                                                       0.00
Ending Balance                                                    0.00

------------------------------------------------------------------------------

     THE
   BANK OF
     NEW
    YORK

101 Barclay St., 8E
New York, NY 10286

Officer:   AnnMarie Cassano                          Countrywide Home Loans
           212-815-8318                            Asset Backed Certificates
Associate: Arthur Rea                                    Series 2002-06
           212-815-4800




------------------------------------------------------------------------------
                       Subordination/Credit Enhancement
==============================================================================
Overcollateralization Amount                              1,960,001.00
Overcollateralization Target Amount                       1,960,001.00
Has Trigger Event Occurred                                         YES

------------------------------------------------------------------------------


------------------------------------------------------------------------------
                        Prepayment Penalty Information
==============================================================================

Group 1 Prepayment Penalties                                 59,603.19
Group 2 Prepayment Penalties                                 35,967.82

Total Prepayment Penalties                                   95,571.01

------------------------------------------------------------------------------

     THE
   BANK OF
     NEW
    YORK

101 Barclay St., 8E
New York, NY 10286

Officer:   AnnMarie Cassano                          Countrywide Home Loans
           212-815-8318                            Asset Backed Certificates
Associate: Arthur Rea                                    Series 2002-06
           212-815-4800



-----------------------------------------------------------------------------------------------------------------------------------
                                                       Loan Level Loss Detail
===================================================================================================================================

Group                   Loan ID            Liquidation Balance          Liquidation Proceeds                 Realized Loss
-----                   -------            -------------------          --------------------                 -------------

Group 1
                        5692767                      18,097.64                         49.80                     18,047.84
                       21935132                      50,007.52                      6,662.01                     43,345.51

Group 2
                        9824543                     178,268.82                    178,268.82                          0.00
                       21194674                     161,760.42                    161,760.42                          0.00
                       21350710                     167,308.84                    167,308.84                          0.00

-----------------------------------------------------------------------------------------------------------------------------------
